UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2005

Libbey Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

300 Madison Avenue, Toledo, Ohio		43604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-325-2100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 28, 2005, Libbey Inc. issued a press release announcing plans to reduce its North American salaried workforce by approximately seven percent by June 30, 2005 in order to achieve its strategic goal of reducing enterprise costs. This entails Libbey engaging in a process to determine the feasibility of combining or eliminating salaried positions. The charges that will be required for this salaried reduction program are expected to be approximately $5.5 million, or $0.27 per diluted share, during the second quarter of 2005. Of the $5.5 million estimated charge, $3.4 million is for employee termination costs. These employee termination costs will be cash payments, with the majority of payments to be paid throughout the remainder of 2005. The remaining charge of $2.1 million is for pension and postretirement welfare expenses, which are non-cash charges.

Item 8.01 Other Events.

The information in this Item is filed with the Securities and Exchange Commission solely under Item 8.01 of Form 8-K, "Other Events."

On June 28, 2005, Libbey Inc. issued a press release announcing expected financial results for the second quarter that ends June 30, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

c) Exhibits 99.1 Press release dated June 28, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Libbey Inc.

July 1, 2005	By:	Scott M. Sellick

Name: Scott M. Sellick
Title: Vice President, Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 28, 2005